EXHIBIT 99.4(a)(a)(i)

                                      DATA
                                      ----

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:    [JOHN DOE JR. AS BENEFICIARY OF JOHN DOE SR'S. [ROTH] IRA]
          IF THE OWNER IS A TRUST, THEN THE ANNUITANT MUST BE THE OLDEST BENEFICIARY OF THE TRUST.

          [IF THE OWNER IS THE SOLE SPOUSAL BENEFICIARY UNDER THE DECEASED OWNER'S [ROTH] IRA THEN THE FOLLOWING DESIGNATION WILL APPEAR AFTER THE OWNER'S NAME:]
          ["Special Surviving Spouse"]

ANNUITANT: [JOHN DOE JR.]             Age: [60]                  Sex:  [Male]

DECEASED OWNER OF ORIGINAL [ROTH] IRA: [John Doe, Sr.]
DATE OF DEATH OF ORIGINAL [ROTH] IRA OWNER: [xx/xx/xx]

[CONTRACT:  GROUP ANNUITY CONTRACT NO. AC [2006ACCGAC]]
CONTRACT/CERTIFICATE NUMBER: [00000]


    ENDORSEMENTS ATTACHED:
    [MARKET SEGMENT ENDORSEMENTS]
          [Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement]
          Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement Endorsement Applicable to Custodial [Roth] IRA]


    [INVESTMENT OPTIONS ENDORSEMENTS]
          [Endorsement Applicable to Fixed Maturity Options]

    [OPTIONAL RIDERS ATTACHED]:
          [Guaranteed Minimum Death Benefit Rider - Annual Ratchet to Age [85],
           or
          Guaranteed Minimum Death Benefit Rider - Greater of [6%] Roll-Up to
           Age [85] or Annual
                    Ratchet to Age [85]
          [Earnings Enhancement Benefit Rider]

          ISSUE DATE:               [January 1, 2007]
          CONTRACT DATE:            [January 1, 2007]
          MATURITY DATE:            [January 1, 2042]

          BCO DISTRIBUTION COMMENCEMENT DATE:[xx/xx/xx]


BENEFICIARY:  [JANE DOE]

No. 2007DPTOBCO                                                      Data page 1